  Exhibit 10.2

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) entered into on as of July 3, 2018 by and among Issuer Direct Corporation, a Delaware corporation (“Issuer Direct”), ACCESSWIRE Canada Ltd., a body corporate incorporated under the Business Corporations Act (Alberta) (“ACCESSWIRE Canada”), Fred Gautreau (the “Seller”) and Quick Law Group P.C., a Colorado professional corporation (the “Escrow Agent”). Issuer Direct and ACCESSWIRE are referred to collectively herein as the “Buyer.” The Buyer and the Seller are referred to collectively herein as the “Parties.”

BACKGROUND

A.               The Buyer and the Seller have entered into that certain Stock Purchase Agreement dated as of an even date herewith and attached as Exhibit A hereto (the “Purchse Agreement”);

B.               All terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement;

C.               Pursuant to the terms of the Purchase Agreement, the Parties have agreed to deposit the Escrow Amount with the Escrow Agent in order to secure certain of the Seller’s obilgations under Sections 2 and 7 of the Purchase Agreement; and

D.               The Escrow Agent is willing to serve, and the Parties mutally agree to have the Escrow Agent serve, as escrow agent pursuant to the terms and conditions of this Agreement.

AGREEMENT

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

ARTICLE I

1.1.             Entire Agreement. This Agreement constitutes the entire agreement between the Parties and the Escrow Agent hereto and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and the Escrow Agent relating to the Escrow Fund. There are no warranties, representations and other agreements made by the Parties and the Escrow Agent in connection with the subject matter hereof except as specifically set forth in this Agreement.

1.3.             Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all Parties and the Escrow Agent, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.4.             Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.5.             Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either the Buyer or the Seller against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of North Carolina or in the federal courts located in Raleigh, North Carolina. The Parties agree to submit to the jurisdiction of such courts and waive trial by jury. For purposes of clarity, the Escrow Agent does not submit or consent to North Carolina as to jurisdiction for purposes of this Agreement. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.6.             Specific Enforcement, Consent to Jurisdiction. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II

TERMS OF ESCROW

2.1.             Terms of Escrow.

(a)           Upon (i) the exectution of this Agreement by each of the Parties and the Escrow Agent and (ii) the occurrence of the Closing under the Purchase Agreement, ACCESSWIRE Canada shall immediately wire the Escrow Funds to the trust accunt of the Escrow Agent pursuant to the written wire transfer instructions provided by the Escrow Agent to ACCESSWIRE Canada.

(b)           The Escrow Agent shall hold the Escrow Funds in escrow until the earlier of the following: (i) eighteen months from the Closing Date (the “Release Escrow Funds Event”) or (ii) a claim by the Buyer for some or all of the Escrow Funds under either Sections 2 and/or Section 7 of the Purchase Agreement (a “Return Escrow Funds Event”). For purposes of clarity, a Return Escrow Funds Event shall require the Buyer to strictly comply with the provisions of Sections 2 and/or 7 of the Purchase Agreement.

(c)           In the event of the Release Escrow Funds Event, the Escrow Agent shall within one (1) Business Day, and without further action required by the Buyer, wire transfer all or any portion of the Escrow Funds remaining to the Seller pursuant to the written wire transfer instructions provided by the Seller.

(d)           In the event of a Return Escrow Funds Event, the Escrow Agent shall within one (1) Business Day, and without further action required by the Seller except as required in the Purchase Agreement, release the Escrow Funds to ACCESSWIRE Canada pursuant to the written wire transfer instructions provided by ACCESSWIRE Canada.

2.2.           Judicial Order. Upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Escrow Funds in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

ARTICLE III

CONCERNING THE ESCROW AGENT

3.1.             Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

(a)         The Parties acknowledge and agree that the Escrow Agent (i) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (ii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iii) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (iv) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (v) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b)         The Parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Buyer and Seller agree, on an equal one-half basis, to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement.

(c)         The Parties agree, on an equal one-half basis to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d)         The Escrow Agent may at any time resign as Escrow Agent hereunder by giving fifteen (15) days prior written notice of resignation to the Parties. Prior to the effective date of the resignation as specified in such notice, the Parties will issue to the Escrow Agent a joint instruction authorizing delivery of the Escrow Funds to a substitute Escrow Agent selected by the Parties. If no successor Escrow Agent is named by the Parties, the Escrow Agent may apply to a court of competent jurisdiction in the State of Colorado for appointment of a successor Escrow Agent.

(e)         The Escrow Agent does not have and will not have any interest in the Escrow Funds, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss of the Escrow Funds which was not the result of Escrow Agent’s gross negligence or intentional misconduct..

(f)         This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(b)         The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Parties or to any other person, firm, corporation or entity by reason of such compliance.

3.2             Escrow Fees. The Parties shall pay to the Escrow Agreement a fee of $1,000 for the performance of its obligations under this Agreement.

ARTICLE IV

GENERAL MATTERS

4.1.             Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a)
If to the Buyer, to:

Issuer Direct Corporation
ACCESSWIRE Canada Ltd.
500 Perimeter Park Drive
Suite D
Morrisville, North Carolina 27560
Attention:                       Brian R. Balbirnie
Facsimile No.:                                 646.225.7104

(b)          If to the Seller, to:

Fred Gautreau
148 Ranchview Way NE
Medicine Hat, AB T1C 0G6

with a copy (which shall not constitute notice) to:

Smith & Hersey Law Firm
Unit 104 Westside Common
2201 Box Springs Blvd. NW
Medicine Hat, Alberta T1C 0C8
Attention: Simon J. Hersey
Facsimile No.: 403-527-0577

(c)
If to the Escrow Agent, to:

Quick Law Group PC
1035 Pearl Street, Suite 403
Boulder, CO 80302
Attention: Jeffrey M. Quick
Fax: 303-845-7315

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3.             Interest. The Escrow Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrow Payment is deposited in an interest bearing account, any interest accrued will be paid by the Escrow Agent to the Seller.

5.4.             Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5.             Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6.             Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7.             Agreement. Each of the Parties and the Escrow Agreement acknowledge that it has read the foregoing Escrow Agreement and understands and agrees to it.

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first written above.

Buyers:

ISSUER DIRECT CORPORATION

By: /s/ Brian R. Balbirnie
Name: Brian R. Balbirnie
Title:  Chief Executive Officer

ACCESSWIRE CANADA LTD.

By: /s/ Brian R. Balbirnie
Name: Brian R. Balbirnie
Title: Chief Executive Officer

Seller:

By: /s/ Fred Gautreau
Name: Fred Gautreau
Title: President

Escrow Agent:

QUICK LAW GROUP P.C.

By: /s/ Jeffrey M. Quick
Name: Jeffrey M. Quick
Title: President